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                                                                      EXHIBIT 21

                  ACTIVE SUBSIDIARIES OF THE RESTAURANT COMPANY

                                DECEMBER 30, 2001

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                                                                       State or
Subsidiary                                                     Country of Incorporation

TRC Realty, LLC                                                        Delaware

The Restaurant Company of Minnesota                                    Delaware

Perkins Finance Corp.                                                  Delaware
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